Exhibit (c)(6)
MEADOW VALLEY CORPORATION
Financial Statement Projection (000’s)
April 28, 2008

Profit & Loss	ACTUAL			FORECAST
Fiscal Year or Quarter Ending:	FY 2005	FY 2006	FY 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	FY 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010
Contract Revenues	$116,822	$112,303	$129,262	$33,633	$43,407	$40,618	$42,282	$159,940	$49,600	$56,050	$49,900	$35,650	$191,200	$46,710	$63,000	$59,975	$48,203	$217,888
Materials Revenue	67,051	82,736	75,514	15,586	18,096	19,239	18,416	71,337	17,273	19,532	21,510	18,509	76,824	18,602	22,455	25,516	22,006	88,579
Testing		481	1,142	436	360	360	360	1,516	0	0	0	0	0	0	0	0	0	0
Total Revenue	$183,873	$195,520	$205,918	$49,655	$61,863	$60,217	$61,058	$232,793	$66,873	$75,582	$71,410	$54,159	$268,024	$65,312	$85,455	$85,491	$70,209	$306,467

Cost of Contract Revenues	108,706	102,234	117,925	30,258	39,756	37,165	40,004	147,183	47,094	52,137	46,143	33,736	179,110	44,273	58,878	56,033	45,626	204,810
Cost of Materials Revenue	59,979	73,530	69,359	15,589	17,998	18,674	18,342	70,603	16,759	18,317	19,916	17,305	72,297	17,206	19,803	22,032	19,241	78,282
Cost of Testing		447	1,219	329	324	324	324	1,301	0	0	0	0	0	0	0	0	0	0

Gross Profit	15,188	19,309	17,415	3,479	3,785	4,054	2,388	13,706	3,020	5,128	5,351	3,118	16,617	3,833	6,774	7,426	5,342	23,375
Gross Profit Margin — Contracting Operations	6.95%	8.97%	8.77%	10.03%	8.41%	8.50%	5.39%	7.98%	5.05%	6.98%	7.53%	5.37%	6.32%	5.22%	6.54%	6.57%	5.35%	6.00%
Gross Profit Margin — Materials Operations	10.55%	11.13%	8.15%	-0.02%	0.54%	2.94%	0.40%	1.03%	2.98%	6.22%	7.41%	6.50%	5.89%	7.50%	11.81%	13.65%	12.56%	11.62%
Gross Profit Margin — Testing Operations		7.07%	-6.74%	24.54%	10.00%	10.00%	10.00%	14.18%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Gross Profit Margin — Combined	8.26%	9.88%	8.46%	7.01%	6.12%	6.73%	3.91%	5.89%	4.52%	6.78%	7.49%	5.76%	6.20%	5.87%	7.93%	8.69%	7.61%	7.63%

G & A Expense	8,667	11,161	11,814	2,534	2,616	2,616	2,616	10,382	2,975	2,975	2,975	2,975	11,900	3,283	3,283	3,283	3,283	13,132

G&A as % of Revenue	4.71%	5.71%	5.74%	5.10%	4.23%	4.34%	4.28%	4.46%	4.45%	3.94%	4.17%	5.49%	4.44%	5.03%	3.84%	3.84%	4.68%	4.28%
Income/(Loss) from Operations	6,521	8,148	5,601	945	1,169	1,438	(228)	3,324	45	2,153	2,376	143	4,717	550	3,491	4,143	2,059	10,243
Operating Margin	3.55%	4.17%	2.72%	1.90%	1.89%	2.39%	-0.37%	1.43%	0.07%	2.85%	3.33%	0.26%	1.76%	0.84%	4.09%	4.85%	2.93%	3.34%

Other Income
Interest Income	574	1,010	1,557	265	186	186	186	823	331	327	318	315	1,291	331	327	318	315	1,291
Interest Expense	(374)	(339)	(240)	(35)	(33)	(33)	(33)	(134)	(43)	(43)	(43)	(43)	(172)	(43)	(43)	(43)	(43)	(172)
Other Income/(Expenses)	341	74	368	(34)	61	61	61	149	61	61	61	61	244	61	61	61	61	244
Gain on Litigation
Goodwill Amortization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Gain on Sale of Property
Total Other Income	541	745	1,685	196	214	214	214	838	349	345	336	333	1,363	349	345	336	333	1,363

Income/(Loss) Before Taxes	7,062	8,893	7,286	1,141	1,383	1,652	(14)	4,162	394	2,498	2,712	476	6,080	899	3,836	4,479	2,392	11,606
Less: Income Taxes	2,570	3,163	2,565	411	498	594	(5)	1,498	142	899	977	172	2,190	324	1,381	1,613	861	4,179

Net Income/(Loss) from Continued Operations	4,492	5,730	4,721	730	885	1,058	(9)	2,664	252	1,599	1,735	304	3,890	575	2,455	2,866	1,531	7,427

Income/(Loss) from Discontinued Operations	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

MVCO Net Income After Minority Interest	4,203	4,167	4,058	929	1,049	1,132	160	3,270	331	1,544	1,609	254	3,738	528	2,168	2,420	1,224	6,340
Minority Interest Net Income	289	1,563	663	(199)	(164)	(74)	(169)	(606)	(79)	55	126	50	152	47	287	446	307	1,087

Consolidated Net Income per Share (Cont’d Operations)	$1.01	$0.90	$0.76	$0.17	$0.20	$0.21	$0.03	$0.61	$0.06	$0.29	$0.30	$0.05	$0.70	$0.10	$0.41	$0.45	$0.23	$1.19
Consolidated Net Income per Share	$1.01	$0.90	$0.76	$0.17	$0.20	$0.21	$0.03	$0.61	$0.06	$0.29	$0.30	$0.05	$0.70	$0.10	$0.41	$0.45	$0.23	$1.19
Diluted Weighted Common Shares	4,151	4,621	5,306	5,310	5,320	5,325	5,350	5,350	5,350	5,350	5,350	5,350	5,350	5,350	5,350	5,350	5,350	5,350
EPS from Cont’d Ops % Inc/(Dec) from Prior Year	538.06%	-10.94%	-15.19%	74.82%	17.62%	-1.10%	-89.87%	-20.08%	-64.64%	46.36%	41.47%	-58.75%	14.31%	59.52%	40.41%	50.40%	381.89%	69.61%

EBITDA (without Int Exp charged to COGS)	11,361	14,107	13,051	2,585	3,047	3,342	1,785	10,759	1,634	3,894	4,236	2,047	11,810	2,072	5,144	5,893	3,962	17,071
Approx. Interest Exp included in COGS			1,146					1,214					1,279					1,345
EBITDA			14,197					11,973					13,089					18,416
Financial Statements

MEADOW VALLEY CORPORATION
Financial Statement History and Forecast (000’s)
April 28, 2008

Assets	ACTUAL						FORECAST
Period Ending:	FY 2005	FY 2006	Q1 2007	Q2 2007	Q3 2007	FY 2007	Q1 2008	Q2 2008	Q3 2008	FY 2008	Q1 2009	Q2 2009	Q3 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	FY 2010
Cash	23,565	29,355	29,456	27,670	26,865	28,146	29,007	29,310	27,420	26,108	31,624	33,531	35,599	37,367	37,107	39,116	41,814	43,877
Restricted Cash	1,267	605	477	0	167	328	375	375	375	375	357	375	375	375	375	375	375	375
Accounts Receivable	25,140	25,991	29,867	33,652	31,934	28,566	37,711	38,357	39,325	41,360	36,974	39,079	40,801	39,819	39,579	41,045	43,137	45,527
Other Receivable	0	106	108	108	110	110	106	106	106	106	106	106	106	106	106	106	106	106
Other Current Assets/Inventories	4,708	4,747	4,008	3,499	3,576	4,786	4,678	4,678	4,678	4,678	4,678	4,678	4,678	4,678	4,678	4,678	4,678	4,678
Treasury Stock Held for Retirement Plan Costs/Earnings in Excess of Billings	1,992	1,255	1,615	462	573	567	350	736	760	800	880	943	989	956	942	976	1,027	1,089
Total Current Assets	56,673	62,060	65,532	65,393	63,226	62,504	72,228	73,564	72,666	73,428	74,619	78,712	82,548	83,302	82,787	86,297	91,136	95,652

Notes Receivable	0	535	508	480	453	424	397	370	343	316	289	262	235	208	181	154	127	100
Property Plant & Equip Beginning Balance	21,542	26,033	35,553	35,553	35,553	35,553	36,173	36,173	36,173	36,173	33,884	33,884	33,884	33,884	31,857	31,857	31,857	31,857
Add: Increase in PP&E w/ Debt or Lease	5,522	6,546	1,862	2,324	2,632	4,613	2,500	3,500	4,000	5,000	1,000	2,250	3,000	3,750	1,250	2,250	3,000	4,000
Add: Increases in PP&E with Cash	3,869	9,369	2,026	2,214	3,800	3,800	0	470	720	720	250	750	1,500	1,750	500	1,000	1,500	2,000
Less: Depreciation & Leasehold Amort	4,499	5,885	1,644	3,421	5,241	7,082	1,674	3,491	5,334	7,286	1,528	3,207	5,007	6,849	1,461	3,053	4,742	6,584
Less: Book Value of Asset Sales	401	510	139	177	386	711	181	362	543	723	169	339	508	678	159	319	478	637
Ending Balance	26,033	35,553	37,658	36,493	36,358	36,173	36,818	36,291	35,016	33,884	33,437	33,338	32,869	31,857	31,986	31,735	31,137	30,636

Claim Receivable	3,521	2,464	2,464	2,464	2,464	2,464	2,464	2,464	2,464	2,464	2,464	2,464	2,464	800	800	800	800	800
Other Assets (Including Assets held for sale & Goodwill)	594	1,493	501	884	200	186	153	120	87	54	21	(12)	(45)	(78)	(111)	(144)	(177)	(210)
Mineral Rights & Pit Development	195	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Total Assets	87,017	102,105	106,663	105,715	102,701	101,752	112,065	112,809	110,577	110,145	110,830	114,764	118,071	116,088	115,643	118,842	123,023	126,978

Liabilities & Stockholders’ Equity	ACTUAL						FORECAST
Period Ending:	FY 2005	FY 2006	Q1 2007	Q2 2007	Q3 2007	FY 2007	Q1 2008	Q2 2008	Q3 2008	FY 2008	Q1 2009	Q2 2009	Q3 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	FY 2010
Note Payable & Cap Lease Obligations	4,065	5,171	5,323	4,788	4,547	4,318	4,818	4,018	3,918	4,018	3,718	3,768	3,668	3,668	3,418	3,368	3,318	3,368
Accounts Payable	18,522	13,298	15,665	18,985	16,854	15,288	19,802	19,452	19,932	20,951	22,501	23,736	24,743	24,122	23,982	24,870	26,137	27,582
Accrued Expenses	5,879	7,570	4,888	5,365	5,896	6,908	4,205	5,890	6,080	6,398	7,036	7,542	7,913	7,648	7,532	7,810	8,213	8,716
Billings in excess of costs and earnings on contracts	5,903	8,367	10,966	13,792	13,206	11,248	18,923	18,405	15,200	13,995	13,193	14,141	14,837	14,340	14,123	14,645	15,400	16,342
Income Tax Payable	391	400	325	93	838	1,771	450	450	450	450	450	450	450	450	450	450	450	450
Total Current Liabilities	34,760	34,806	37,167	43,023	41,341	39,533	48,198	48,215	45,579	45,812	46,898	49,637	51,612	50,228	49,505	51,143	53,519	56,457
Long Term Liabilities

Notes Payable & Cap Lease Obligations	11,858	13,997	15,091	13,737	12,761	12,269	12,615	12,462	11,808	11,154	10,500	10,097	9,693	8,789	8,385	7,732	6,828	6,174
Long Term Liabilities from Acquisitions
Deferred Income Taxes	3,179	2,973	2,975	2,975	2,975	2,611	3,178	3,178	3,178	3,178	3,178	3,178	3,178	3,178	3,178	3,178	3,178	3,178
Total Liabilities	49,797	51,776	55,233	59,736	57,078	54,414	63,992	63,855	60,566	60,143	60,575	62,909	64,481	62,193	61,067	62,051	63,523	65,807

Minority Interest	17,425	18,988	19,315	14,425	12,873	12,813	12,614	12,450	12,376	12,207	12,128	12,183	12,309	12,359	12,511	12,558	12,845	13,291

Stockholders’ Equity
Common Stock	4	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5
Additional Paid-in Capital	13,819	21,197	21,441	20,024	20,114	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322	20,322
Capital Adjustment	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)	(799)
Retained Earnings	6,772	10,939	11,468	12,324	13,431	14,999	15,929	16,978	18,109	18,269	18,600	20,144	21,755	22,009	22,539	24,707	27,128	28,353
Total Stockholders’ Equity	19,795	31,341	32,115	31,553	32,750	34,526	35,456	36,505	37,636	37,796	38,128	39,672	41,283	41,537	42,067	44,235	46,656	47,881

Total Liabilities & Equity	87,017	102,105	106,663	105,715	102,701	101,752	112,066	112,809	110,577	110,145	110,830	114,764	118,071	116,088	115,643	118,841	123,022	126,977
Financial Statements

MEADOW VALLEY CORPORATION
Financial Statement History and Forecast (000’s)
April 28, 2008

	ACTUAL						FORECAST
Statements of Cash Flows	FY	FY	Q1	Q2	Q3	FY	Q1	Q2	Q3	FY	Q1	Q2	Q3	FY	Q1	Q2	Q3	FY
Period Ending:	2005	2006	2007	2007	2007	2007	2008	2008	2008	2008	2009	2009	2009	2009	2010	2010	2010	2010
Inc/(Dec) in Cash or Equivalents
Cash From Operations
Net Income	4,204	4,167	530	1,386	2,494	4,061	930	1,979	3,110	3,270	332	1,876	3,486	3,741	529	2,697	5,119	6,344
Depreciation & Amortization	4,499	5,885	1,644	3,421	5,241	7,082	1,674	3,491	5,334	7,286	1,528	3,207	5,007	6,849	1,461	3,053	4,742	6,584
Loss/(Gain) on Sale of Plt/Property	(9)	(42)	(60)	(62)	(249)	(310)	0	0	0	0	0	0	0	0	0	0	0	0
Deferred Income Taxes Payable	2,199	(3)	(7)	(19)	(110)	0	0	0	0	0	0	0	0	0	0	0	0	0
Allowance for Doubtful Accounts	(282)	69	(14)	146	150	199
Impairment of Goodwill/Inventory Value	(43)	(44)	0	0	0	0
Stock based compensation expense		267	104	208	522	627
Minority interest in consolidated subsidiary	289	1,563	327	700	724	664	(199)	(363)	(437)	(606)	(79)	(24)	102	152	152	199	486	932
Changes in Assets/Liabilities
Accounts/Notes Receivable	(2,674)	(825)	(3,862)	(7,807)	(6,094)	(2,775)	(9,118)	(9,737)	(10,678)	(12,686)	4,412	2,334	640	1,648	268	(1,172)	(3,237)	(5,600)
Claims Receivable	0	1,057	0	0	0	0	0	0	0	0	0	0	0	1,664	0	0	0	0
Prepaid Expenses/Other Current Assets	63	92	565	1,179	1,352	(153)	37	70	103	136	33	66	99	132	33	66	99	132
Costs/Earnings in Excess of Billings	(1,543)	737	(360)	793	682	688	217	(169)	(193)	(233)	(80)	(143)	(189)	(156)	14	(20)	(71)	(133)
Other Current Assets/Inventory	137	(545)	182	116	(43)	160	108	108	108	108	0	0	0	0	0	0	0	0
Deposits	(457)	(1,014)	992	609	1,292	1,306
Interest Payable	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Accounts Payable	(1,190)	(5,223)	2,367	5,687	3,556	1,990	4,514	4,164	4,644	5,663	1,550	2,784	3,792	3,171	(140)	748	2,015	3,460
Accrued Liabilities	971	1,691	(2,682)	(2,205)	(1,674)	(662)	(3,457)	(1,772)	(1,582)	(1,264)	639	1,144	1,516	1,250	(116)	162	565	1,068
Billings in excess of Costs	(1,317)	2,464	2,599	5,425	4,839	2,881	7,675	7,157	3,952	2,747	(802)	147	843	345	(217)	305	1,060	2,002
Interest Receivable
Income Tax Receivable/Payable	370	28	(74)	(306)	439	988
Net Cash from Operations	5,217	10,324	2,251	9,271	13,121	16,746	2,381	4,927	4,360	4,421	7,532	11,392	15,294	18,796	1,985	6,038	10,780	14,787

Cash from Investing Activities
Increases in Restricted Cash	0	0	0	0	0	0	(47)	(47)	(47)	(47)	0	0	0	0	0	0	0	0
Decreases in Restricted Cash	1	662	128	605	438	277	0	0	0	0	18	0	0	0	0	0	0	0
Payments Received on Notes Rec	0	152	26	53	79	106	0	0	0	0	0	0	0	0	0	0	0	0
Purchase of Treasury Stock for Retirement Fund	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Inc/(Dec) in Minority Interest	0	0	0	(6,791)	(8,645)	(8,645)	0	0	0	0	0	0	0	0	0	0	0	0
Acquisitions Net Book	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Proceeds from Sale of Plt/Equip	392	552	198	238	635	776	181	362	543	723	169	339	508	678	159	319	478	637
Purchase of Property/Equipment/Mineral Rights	(5,522)	(9,369)	(2,025)	(2,324)	(3,827)	(8,172)	(2,500)	(3,970)	(4,720)	(5,720)	(1,250)	(3,000)	(4,500)	(5,500)	(1,750)	(3,250)	(4,500)	(6,000)
Dec/(Inc) in Net Assets of Discont’d Operations	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Net Cash from Investment Activities	(5,129)	(8,003)	(1,673)	(8,219)	(11,320)	(15,658)	(2,366)	(3,655)	(4,224)	(5,044)	(1,063)	(2,661)	(3,992)	(4,822)	(1,591)	(2,931)	(4,022)	(5,363)

Cash from Financing Activities
Repayment of Notes Payable/Lease Obligations	(6,360)	(6,729)	(1,952)	(5,581)	(7,447)	(6,707)	0	(108)	(861)	(1,415)	(954)	(1,308)	(1,811)	(2,715)	(654)	(1,358)	(2,311)	(2,915)
Proceeds from Note Payable	544	3,084	1,335	2,700	2,956	4,106	846	0	0	0	0	0	0	0	0	0	0	0
Excess tax benefits from share-based pay arrang	0	145	82	82	86	97	0	0	0	0	0	0	0	0	0	0	0	0
Proceeds from Minority Interest in consol Subsidiary	0	0	0	0	22	22	0	0	0	0	0	0	0	0	0	0	0	0
Proceeds from Addl Stock Issues	17,136	0	1	62	92	185	0	0	0	0	0	0	0	0	0	0	0	0
Net Proceeds from Sale of Stock	1,993	6,969	57	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Distribution to Stockholder
Net Cash from Financing Activities	13,313	3,469	(477)	(2,737)	(4,291)	(2,297)	846	(108)	(861)	(1,415)	(954)	(1,308)	(1,811)	(2,715)	(654)	(1,358)	(2,311)	(2,915)

Net Inc/(Dec) in Cash or Equiv.	13,401	5,790	101	(1,685)	(2,490)	(1,209)	861	1,164	(726)	(2,038)	5,516	7,423	9,491	11,259	(260)	1,749	4,446	6,509
Beginning Cash	10,164	23,565	29,355	29,355	29,355	29,355	28,146	28,146	28,146	28,146	26,108	26,108	26,108	26,108	37,367	37,367	37,367	37,367
Ending Cash	23,565	29,355	29,456	27,670	26,865	28,146	29,007	29,310	27,420	26,108	31,624	33,531	35,599	37,367	37,107	39,116	41,814	43,877
Financial Statements

MEADOW VALLEY CORPORATION
Financial Statement History and Forecast (000’s)
April 28, 2008

	ACTUAL						FORECAST
Financial Data	FY 2005	FY 2006	Q1 2007	Q2 2007	Q3 2007	FY 2007P	Q1 2008	Q2 2008	Q3 2008	FY 2008	Q1 2009	Q2 2009	Q3 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	FY 2010
Gross Margin	8.26%	9.88%	9.27%	8.18%	7.98%	8.46%	7.01%	6.12%	6.73%	5.89%	4.52%	6.78%	7.49%	5.76%	5.87%	7.93%	8.69%	7.61%
Net Margin	2.29%	2.13%	1.24%	1.46%	2.02%	1.97%	1.87%	1.70%	1.88%	1.40%	0.49%	2.04%	2.25%	0.47%	0.81%	2.54%	2.83%	1.74%
Earnings per Share	$1.01	$0.90	$0.10	$0.17	$0.21	$0.76	$0.17	$0.20	$0.21	$0.61	$0.06	$0.29	$0.30	$0.70	$0.10	$0.41	$0.45	$0.23
Working Capital	21,913	27,254	28,365	22,370	21,885	22,971	24,030	25,349	27,087	27,617	27,721	29,075	30,936	33,073	33,281	35,153	37,617	39,195
Current Ratio	1.63	1.78	1.76	1.52	1.53	1.58	1.50	1.53	1.59	1.60	1.59	1.59	1.60	1.66	1.67	1.69	1.70	1.69
Stockholders’ Equity	19,795	31,341	32,115	31,553	32,750	34,526	35,456	36,505	37,636	37,796	38,128	39,672	41,283	41,537	42,067	44,235	46,656	47,881
Return on Stockholders’ Equity (TTM)	21.23%	13.30%	11.94%	12.09%	12.32%	11.75%	12.57%	12.74%	12.42%	8.65%	7.01%	7.98%	8.83%	9.00%	9.35%	10.31%	11.51%	2.56%
Total Debt & Cap Lease Obligations	15,923	19,168	20,414	18,525	17,308	16,587	17,433	16,480	15,726	15,172	14,218	13,865	13,361	12,457	11,803	11,100	10,146	9,542
Total Debt to Equity Ratio	80.44%	61.16%	63.57%	58.71%	52.85%	48.04%	49.17%	45.14%	41.78%	40.14%	37.29%	34.95%	32.36%	29.99%	28.06%	25.09%	21.75%	19.93%
Leverage Ratio (Total Liab/Net Worth)	2.52	1.65	1.72	1.89	1.74	1.58	1.80	1.75	1.61	1.59	1.59	1.59	1.56	1.50	1.45	1.40	1.36	1.37
Total Asset Turnover	2.11	1.91	1.80	1.92	2.01	2.02	1.90	1.92	2.00	2.11	2.26	2.30	2.33	2.31	2.30	2.33	2.36	2.41
Total Capital Expenditures (YTD)	9,391	15,915	3,888	4,538	6,432	8,413	2,500	3,970	4,720	5,720	1,250	3,000	4,500	5,500	1,750	3,250	4,500	6,000
Net Receivables Broken Out by Subsidiary
Meadow Valley Contractors, Inc.	15,418	13,994	18,076	21,938	20,461	17,617	27,359	28,587	29,477	31,016	26,386	28,283	29,675	28,680	28,247	29,289	30,800	32,683
Ready Mix, Inc.	9,722	11,997	11,791	11,714	11,473	10,949	10,351	9,770	9,848	10,344	10,588	10,797	11,126	11,139	11,332	11,756	12,337	12,844

MVCI Rec % of Total Contract Revenue	13.2%	12.5%	16.4%	18.1%	16.2%	13.6%	19.5%	19.4%	19.4%	19.4%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%
RMI Rec % of Total Materials Sales	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%	14.5%
Total Rec % of Total Revenue	13.7%	13.3%	15.5%	16.6%	15.5%	13.9%	17.7%	17.7%	17.8%	17.8%	14.8%	14.8%	14.8%	14.9%	14.9%	14.9%	14.9%	14.9%
Payables as % of Total Revenue	10.1%	6.8%	8.1%	9.4%	8.2%	7.4%	9.3%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%	9.0%
Underbillings as % of Contract Revenue	1.7%	1.1%	1.5%	0.4%	0.5%	0.4%	0.3%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Overbillings as % of Contract Revenue	5.1%	7.5%	9.9%	11.4%	10.5%	8.7%	13.5%	12.5%	10.0%	8.8%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%
Financial Statements